                                                                    Exhibit 10.1

                               AMENDMENT NO. 5 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

      AMENDMENT dated as of July 16, 1999 by and among Lodestar Energy, Inc., a Delaware corporation ("Borrower"), Lodestar Holdings, Inc., a Delaware corporation ("Guarantor"), the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (individually, a "Lender" and collectively, the "Lenders"), Congress Financial Corporation, a Delaware corporation, in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, the "Agent") and The CIT Group/Business Credit, Inc., a New York corporation, in its capacity as co-agent for Lenders (in such capacity, the "Co-Agent").

                              W I T N E S S E T H

      WHEREAS, Agent, Co-Agent, Lenders, Borrower and Guarantor have entered into financing arrangements pursuant to which Lenders, or Agent on behalf of Lenders, have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated May 15, 1998, by and among Agent, Co-Agent, Lenders, Borrower and Guarantor as amended pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated October 22, 1998, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated December 21, 1998, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated January 13, 1999 and Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated April 30, 1999 (as amended by this Amendment and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements");

      WHEREAS, Grand Valley (as hereinafter defined) is the owner of certain assets located at and used in connection with mining operations formally conducted by Grand Valley at the Munger Canyon Mine (a sealed mine) and McClane Canyon Mine (a mine in active idle status) which mines are located in Garfield and Mesa Counties in Colorado and Borrower has entered into agreements to purchase the Grand Valley Assets (as hereinafter defined) from Grand Valley, as set forth in the Grand Valley Purchase Agreements (as hereinafter defined);

      WHEREAS, Horizon (as hereinafter defined) is the owner of certain assets located at and used in connection with mining operations formally conducted by Horizon at the Horizon Mine (a mine in active idle status) which mine is located in Carbon County, Utah and Borrower has entered into agreements to purchase the Horizon Assets (as hereinafter defined) from Horizon, as set forth in the Horizon Purchase Agreements (as hereinafter defined);

      WHEREAS, White Oak (as hereinafter defined) is the owner of certain assets located at and used in connection with mining operations formally conducted by White Oak at the White Oak Mine (a mine in active idle status) which mine is located in Carbon and Emery Counties, Utah and Borrower has entered into agreements to purchase the White Oak Assets (as hereinafter defined) from White Oak, as set forth in the White Oak Purchase Agreements (as hereinafter defined);

      WHEREAS, on or about July 2, 1999, Borrower made a loan in the amount of $1,000,000 to Renco Coal (as hereinafter defined) and Borrower has requested the consent of Agent and Lenders to such loan;

      WHEREAS, in connection with such transactions, Borrower has requested that Agent and Lenders agree to certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS.

      1.1 ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

            (a) "AMENDMENT NO. 5" shall mean this Amendment No. 5 to the Amended and Restated Loan and Security Agreement by and among Borrower, Guarantor, Agent, Co-Agent and Lenders.

            (b) "COAL INVENTORY" shall mean all coal inventory located on or about the Grand Valley Real Property, Horizon Real Property and White Oak Real Property.

            (c) "EARTHFAX" shall mean EarthFax Engineering, Inc. and its successors and assigns.

            (d) "EQUIPMENT LESSOR" shall mean The CIT Group/Equipment Financing, Inc., and its successors and assigns.

            (e) "FIRST AMERICAN" shall mean First American Title Insurance Company and its successors and assigns, as escrowee pursuant to the Closing Escrow Agreement, dated of even date herewith, by and among First American, Borrower and the Kiscaden Sellers.

            (f) "GRAND VALLEY" shall mean Grand Valley Coal Company, a Colorado corporation, and its successors and assigns.

            (g) "GRAND VALLEY ASSETS" shall mean all of the assets and properties acquired by Borrower from Grand Valley pursuant to the Grand Valley Purchase Agreements, including, but not limited to, Coal Inventory, Coal Leases, Contracts, Files and Records, Inventory, Fee Property, Mines, Permits, Personal Property, Property Rights, Water Rights, all non-extracted minerals (including but not limited to coal, coal reserves, oil, gas and other minerals) located in, on or under the Grand Valley Real Property, all buildings, fixtures and improvements on the Grand Valley Real Property and any other Purchased Assets, as each such term is defined in Amendment No. 5 or in the Grand Valley Asset Purchase Agreement (as in effect on the date of Amendment No. 5).

            (h) "GRAND VALLEY ASSET PURCHASE AGREEMENT" shall mean the Grand Valley Asset Purchase Agreement, dated of even date herewith, by and between the Grand Valley and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (i) "GRAND VALLEY MORTGAGES" shall mean, individually and collectively, the deeds of trust, mortgages and other security agreements to be entered into by Borrower, as grantor and Agent, as grantee, with respect to the Grand Valley Real Property.

            (j) "GRAND VALLEY PURCHASE AGREEMENTS" shall mean, individually and collectively, the Grand Valley Asset Purchase Agreement, together with any bills of sale, deed and assignments, assignment and assumption agreements, leases, subleases and such other instruments of transfer or lease as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; PROVIDED, THAT, the term "Grand Valley Purchase Agreements" as such term is defined herein shall not include any of the "Financing Agreements" as such term is defined herein.

            (k) "GRAND VALLEY REAL PROPERTY" shall mean the Real Property of Borrower purchased from Grand Valley and located in Garfield County and Mesa County, Colorado as more particularly described on Exhibit A hereto.

            (l) "GVP" shall mean the Grand Valley Rural Power Lines, Inc., a Colorado cooperative association, and its successors and assigns.

            (m) "GVP AGREEMENT" shall mean the Agreement, dated August 25, 1992, between GVP and Grand Valley.

            (n) "GVP COLLATERAL" shall mean the equipment and real property as described on Exhibit B hereto, PROVIDED, THAT, the term "GVP Collateral" shall not include any Coal Inventory or other Inventory or any Accounts or any proceeds of any of the foregoing.

            (o) "HORIZON" shall mean Horizon Mining, LLC, a Utah limited liability company, and its successors and assigns.

            (p) "HORIZON ASSETS" shall mean all of the assets and properties acquired by Borrower from Horizon pursuant to the Horizon Purchase Agreements, including, but not limited to, Coal Inventory, Coal Leases, Contracts, Files and Records, Inventory, Fee Property, Permits, Personal Property, Property Rights, Water Rights, all non-extracted minerals (including but not limited to coal, coal reserves, oil, gas and other minerals) located in, on or under the Horizon Real Property, all buildings, fixtures and improvements on the Horizon Real Property and any other Purchased Assets, as each such term is defined in Amendment No. 5 or the Horizon Asset Purchase Agreement (as in effect on the date of Amendment No. 5).

            (q) "HORIZON ASSET PURCHASE AGREEMENT" shall mean the Horizon Mine Asset Purchase Agreement, dated of even date herewith, by and between the Horizon and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (r) "HORIZON LEASED EQUIPMENT" shall mean one (1) continuous miner and three (3) shuttle cars leased by Borrower from CIT pursuant to the Horizon Equipment Lease.

            (s) "HORIZON MORTGAGES" shall mean, individually and collectively, the deeds of trust, mortgages and other security agreements to be entered into by Borrower, as grantor and Agent, as grantee, and with respect to the Horizon Real Property.

            (t) "HORIZON PURCHASE AGREEMENTS" shall mean individually and collectively, the Horizon Asset Purchase Agreement, the Horizon Equipment Lease, together with any bills of sale, deed and assignments, royalty agreements, assignment and assumption agreements, leases, subleases and such other instruments of transfer or lease as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; PROVIDED, THAT, the term "Horizon Purchase Agreements" as such term is defined herein shall not include any of the "Financing Agreements" as such term is defined herein.

            (u) "HORIZON REAL PROPERTY" shall mean the Real Property of Borrower purchased from Horizon and located in Carbon County, Utah as more particularly described on Exhibit C hereto.

            (v) "HORIZON EQUIPMENT LEASE" shall mean the Master Lease Agreement, dated December 2, 1998, by and between Equipment Lessor and Horizon as assigned by Horizon to Borrower and as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed restated or replaced.

            (w) "KISCADEN MORTGAGES" shall mean the Grand Valley Mortgages, the Horizon Mortgages and the White Oak Mortgages.

            (x) "KISCADEN PURCHASE AGREEMENTS" shall mean, collectively, the Grand Valley Purchase Agreements, the Horizon Purchase Agreements and the White Oak Purchase Agreements.

            (y) "KISCADEN SELLERS" shall mean, collectively, each of the following (and their respective successors and assigns): (i) White Oak, (ii) Horizon and (iii) Grand Valley.

            (z) "RENCO COAL" shall mean Renco Coal, Inc., a Delaware corporation and a direct or indirect subsidiary of Renco Group, and its successors and assigns.

            (aa) "TBL" shall mean Tokyo Boeki, Ltd., a company organized under the laws of Japan, and its successors and assigns.

            (ab) "TERMINATION CHARGE" shall have the meaning for such term as set forth in Schedule 14 to the Grand Valley Asset Purchase Agreement as it exists on the date of Amendment No. 5.

            (ac) "WHITE OAK ASSETS" shall mean all of the assets and properties acquired by Borrower from White Oak pursuant to the White Oak Purchase Agreements, including, but not limited to, Coal Inventory, Coal Leases, Contracts, Fee Property (except as listed on Schedule 3.2 to the White Oak Asset Purchase Agreement), Files and Records, Inventory, Permits, Personal Property, Property Rights, Water Rights, all non-extracted minerals (including but not limited to coal, coal reserves, oil, gas and other minerals) located in, on or under the White Oak Real Property, all buildings, fixtures and improvements on the White Oak Real Property and any other Purchased Assets, as each such term is defined in the White Oak Asset Purchase Agreement (as in effect on the date of Amendment No.5).

            (ad) "WHITE OAK ASSET PURCHASE AGREEMENT" shall mean the White Oak Mine Asset Purchase Agreement, dated of even date herewith, by and between the White Oak and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (ae) "WHITE OAK MORTGAGES" shall mean, individually and collectively, the deeds of trust, mortgages and other security agreements to be entered into by Borrower, as grantor and Agent, grantee, with respect to the White Oak Real Property.

            (af) "WHITE OAK PURCHASE AGREEMENTS" shall mean, individually and collectively, the White Oak Asset Purchase Agreement, together with any bills of sale, deed and assignments, royalty agreements, assignment and assumption agreements, leases, subleases and such other instruments of transfer or lease as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; PROVIDED, THAT, the term "White Oak Purchase Agreements" as such term is defined herein shall not include any of the "Financing Agreements" as such term is defined herein.

            (ag) "WHITE OAK REAL PROPERTY" shall mean the Real Property of Borrower purchased from White Oak and located in Carbon County and Emery County, Utah as more particularly described on Exhibit D hereto.

            (ah) "WHITE OAK" shall mean White Oak Mining & Construction Co., Inc., a Nevada corporation, and its successors and assigns.

      1.2 INTERPRETATION. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement.

      2. CONSENTS. Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to the following:

            (a) the purchase by Borrower of the Grand Valley Assets pursuant to the Grand Valley Purchase Agreements (as in effect on the date hereof);

            (b) the purchase by Borrower of the Horizon Assets pursuant to the Horizon Purchase Agreements (as in effect on the date hereof);

            (c) the purchase by Borrower of the White Oak Assets pursuant to the White Oak Purchase Agreements (as in effect on the date hereof);

            (d) the Indebtedness of Borrower to GVP not to exceed $600,000 of the Termination Charge arising pursuant to the GVP Agreement (as in effect on the date hereof) as assigned to Borrower pursuant to the Grand Valley Purchase Agreements;

            (e) the continuation of the security interests in and liens upon the GVP Collateral in favor of GVP to secure up to $600,000 of the Termination Charge;

            (f) the Indebtedness of Borrower to the Equipment Lessor pursuant to the Horizon Equipment Lease in an amount not to exceed $1,700,000;

            (g) the amendment to the Schedules to the Loan Agreement as set forth in Section 4 of this Amendment; and

            (h) the loan in the amount of $1,000,000 from Borrower to Renco Coal made on or about July 2, 1999;

PROVIDED, THAT, (1) each of the foregoing shall have occurred by no later than July 30, 1999; and (2) notwithstanding anything to the contrary in the Loan Agreement, none of the Grand Valley Assets, Horizon Assets and White Oak Assets or other Collateral located at, on or under the Grand Valley Real Estate, the Horizon Real Estate or the White Oak Real Estate, shall constitute Eligible Accounts, Eligible Inventory or Eligible Equipment, as each such term is defined in the Loan Agreement, EXCEPT, THAT, such Accounts, Inventory or Equipment will, after the date hereof, be considered Eligible Accounts, Eligible Inventory or Eligible Equipment, on and after each of the following conditions shall have been satisfied as determined by Agent: (A) Agent shall have completed a field examination of the businesses, operations and assets acquired by Borrower pursuant to the Kiscaden Purchase Agreements in accordance with Agent's customary procedures and practices and as otherwise required by the nature and circumstances of such businesses, operations and assets, the results of which shall be satisfactory to Agent; (B) Agent shall have established such advance rates and additional criteria for eligibility and such other terms and conditions with respect to such Accounts, Inventory and Equipment as Agent may determine (if any) based on the results of such field examination; and (C) such Accounts, Inventory and Equipment shall satisfy all of the criteria for eligibility so as to constitute Eligible Accounts, Eligible Inventory or Eligible Equipment (including criteria set forth in the Loan Agreement as in effect on the date hereof and such additional criteria as determined by Agent as provided above).

      3. AMENDMENTS.

      3.1 INDEBTEDNESS. Section 7.3 of the Loan Agreement is hereby amended by adding new Sections 7.3(s) and (t) as follows:

            "(s) Indebtedness of Borrower to Horizon arising pursuant to the Horizon Equipment Lease as in effect on the date of Amendment No. 5; PROVIDED, THAT, (i) such Indebtedness is and shall only be secured by the security interests and liens upon the Horizon Lease Equipment as permitted under Section 7.4(d) hereof, (ii) the terms and conditions of such Indebtedness shall be acceptable in all respects to Agent, (iii) such Indebtedness shall not exceed $1,700,000 (less the aggregate amount of all repayments in respect thereof), (iv) Borrower shall not, directly or indirectly, make any payments with respect to such Indebtedness, including, but not limited to any prepayments or any non-mandatory payments, EXCEPT THAT Borrower may make regularly scheduled monthly payments in respect of the Horizon Equipment Lease as in effect on the date of Amendment No. 5 so long as the aggregate amount of all such payments shall not exceed $1,700,000 and as of the date of each such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (v) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any other provisions of any agreement, document or instruments to the extent such provision governs or affects the Indebtedness as in effect on the date of Amendment No. 5, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (vi) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be; and

            (t) Indebtedness of Borrower to GVP arising pursuant to the GVP Agreement (as in effect on the date of Amendment No. 5), as assigned to Borrower pursuant to the Grand Valley Purchase Agreements (as in effect on the date of Amendment No. 5); PROVIDED, THAT, (i) such Indebtedness is and shall only be secured by the security interests and liens upon the GVP Collateral as permitted under Section 7.4(i) hereof, (ii) the terms and conditions of such Indebtedness shall be acceptable in all respects to Agent, (iii) such Indebtedness shall not exceed $600,000 (less the aggregate amount of all repayments in respect thereof), (iv) Borrower shall not, directly or indirectly, make any payments with respect to such Indebtedness, including, but not limited to any prepayments or any non-mandatory payments, EXCEPT THAT Borrower may make regularly scheduled monthly payments in respect of the Termination Charge so long as the aggregate amount of all such payments shall not exceed $600,000 and as of the date of each such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (v) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any other provisions of any agreement, document or instruments related thereto as in effect on the date of Amendment No. 5, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, PROVIDED, THAT, the foregoing shall not be construed to limit the right of Borrower to provide a Bond payable to GVP in respect of such Indebtedness to the extent Borrower is permitted to incur Indebtedness in connection with such Bond under Section 7.3 hereof, and
      (vi) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be."

      3.2 LIMITATION ON LIENS. Section 7.4 of the Loan Agreement is hereby amended to add an new Section 7.4(i) as follows:

            "(i) the security interests in and liens upon the GVP Collateral in favor of GVP to secure the obligations of Borrower to GVP arising pursuant to the GVP Agreement (as in effect on the date of Amendment No 5), as assigned to Borrower and permitted in Section 7.3(t) hereof; PROVIDED, THAT, in no event shall the GVP Collateral include the Coal Inventory, any other Inventory, any Accounts or any Equipment other than such Equipment listed on Exhibit B to Amendment No. 5 or any proceeds of any of the foregoing."

      3.3 LOANS, INVESTMENTS, GUARANTEES. Section 7.7 of the Loan Agreement is hereby amended to add an new Section 7.5(p) as follows:

            "(p) the loan in the amount of $1,000,000 made on or about July 2, 1999 by Borrower to Renco Coal to be used for a deposit paid to a third party in connection with the purchase of certain assets or stock by Renco Coal from such third party."

      4. SCHEDULES. Schedules 1.68, 6.1(a), 6.5(c), 6.7, 6.22 and 6.23 of the
Loan Agreement are hereby supplemented by adding the material set forth on the Supplement to Schedules 1.68, 6.1(a), 6.5(c), 6.7, 6.22 and 6.23 as set forth in Exhibit E to this Amendment.

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lenders and Agent pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lenders and Agent as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of Amendment No.5 and shall be incorporated into and made a part of the Financing Agreements):

      5.1  ACQUISITION OF CERTAIN ASSETS OF THE KISCADEN SELLERS.

            (a) The Grand Valley Purchase Agreements, the Horizon Purchase Agreements and the White Oak Purchase Agreements and the transactions contemplated under each have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as have been disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein. After giving effect to the Grand Valley Purchase Agreements, the Horizon Purchase Agreements and the White Oak Purchase Agreements, except as set forth on Exhibit F, Borrower has acquired good and marketable title or a valid leasehold interest to the Grand Valley Assets, the Horizon Assets and the White Oak Assets. All amounts paid by Borrower pursuant to the Grand Valley Asset Purchase Agreement, the Horizon Asset Purchase Agreement and the White Oak Asset Purchase Agreement have been paid with the proceeds of the Loans.

            (b) All of the Grand Valley Assets, the Horizon Assets and the White Oak Assets (other than intangible property) to be acquired, leased or subleased by Borrower pursuant to the Grand Valley Purchase Agreements, the Horizon Purchase Agreements and the White Oak Purchase Agreements are on premises being acquired, leased or subleased by Borrower from the Kiscaden Sellers, and, except as set forth on Exhibit G, the Grand Valley Assets, the Horizon Assets and the White Oak Assets are free and clear of all liens, claims, encumbrances and security interests other than any tax, mechanics, materialmen and landlord statutory liens otherwise permitted under the Loan Agreement.

            (c) Except as set forth on Exhibit H, all actions and proceedings required by the Grand Valley Purchase Agreements, the Horizon Purchase Agreements and the White Oak Purchase Agreements, applicable law or regulation have been taken and the transactions contemplated thereunder have been duly and validly consummated. Except as listed on Exhibit H hereto, Borrower has received all necessary consents and approvals of third parties to the transactions contemplated by the Grand Valley Purchase Agreements, the Horizon Purchase Agreements and the White Oak Purchase Agreements.

            (d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Grand Valley Purchase Agreements, the Horizon Purchase Agreements and the White Oak Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Grand Valley Purchase Agreements, the Horizon Purchase Agreements and the White Oak Purchase Agreements .

            (e) Borrower has delivered, or caused to be delivered, to Agent true, correct and complete copies of the Grand Valley Purchase Agreements, the Horizon Purchase Agreements and the White Oak Purchase Agreements.

      5.2 NO DEFAULT. No Event of Default exists on the date of Amendment No. 5 (after giving effect to the amendment to the Loan Agreement made by the provisions of Amendment No. 5).

      5.3 CORPORATE POWER AND AUTHORITY. This Amendment has been duly executed and delivered by Borrower and Guarantor and is in full force and effect as of the date of Amendment No. 5 and the agreements and obligations of Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with their respective terms.

      5.4 ADDITIONAL ITEMS TO BE DELIVERED. Borrower hereby agrees that, in addition to all other terms, conditions and provisions set forth in the other Financing Agreements, Borrower shall deliver or cause to be delivered to Agent, the following items, each in form and substance satisfactory to Agent, as soon as possible, but in any event, by the date referred to below with respect to each such item:

            (a) on or before August 31, 1999, agreements in writing, from each consignee, processor or other third party in possession of any Coal Inventory, Inventory or other Collateral at the locations acquired pursuant to the Kiscaden Purchase Agreements and pursuant to which such consignee, processor or other third party acknowledges the first priority lien of Agent on Coal Inventory and Inventory of Borrower in the possession of such consignee, processor or other third person, agrees to waive any and all claims such person may at any time have against such Inventory, and agrees to permit Agent access to, and the right to remain on, the premises of the customer so as to exercise Agent's rights and remedies and otherwise deal with the Collateral, in each case as duly authorized, executed and delivered by each of such persons and Borrower;

            (b) on or before August, 31, 1999, UCC-1 financing statements between Borrower, as secured party/consignor and each person who has possession of any Inventory or other assets of Borrower, as debtor/consignee, indicating Agent, as assignee, for filing in the appropriate government recording offices, as determined by Agent, in each case as duly authorized, executed and delivered by Borrower and each of such persons;

            (c) on or before August 31, 1999, Agent shall receive, all other consents, waiver, acknowledgments, releases, terminations and other agreements, documents from third parties which Agent may deem necessary or desirable in order to permit, protect and perfect security interests in and liens upon the Collateral or to effect the provisions or purposes of this Amendment No. 5 or the other Financing Agreements; PROVIDED, THAT, the foregoing shall not include the consents of lessors of the Grand Valley Real Property, Horizon Real Property and White Oak Real Property to the Kiscaden Mortgages;

            (d) on or before July 20, 1999, Agent shall have received evidence that the Agent has a valid perfected first priority security interest in all of the Collateral;

            (e) on or before August 6, 1999, Agent shall have received written reports or appraisals of any or all of the Collateral located on or under the Grand Valley Real Property, the Horizon Real Property or the White Oak Real Property by an appraiser acceptable to Agent;

            (f) on or before August 6, 1999, Agent shall have received the Kiscaden Mortgages, in each case as duly authorized, executed and delivered by Borrower;

            (g) on or before August 6, 1999, Agent shall have received UCC-1 financing statements between Agent, as secured party and Borrower, as debtor with respect to fixtures and minerals for filing in the appropriate government recording offices, as determined by Lender, in each case as duly authorized, executed and delivered by Borrower;

            (h) on or before August 6, 1999, Agent shall have received a letter addressed to Agent from EarthFax permitting Agent and Lenders to rely on the environmental audits dated June 1999 with respect to the Grand Valley Real Property, the Horizon Real Property and the White Oak Real Property;

            (i) on or before July16, 1999, Agent shall have received copies of the title insurance policy, dated of even date herewith, issued by South Eastern Utah Title Company to Borrower with respect to the White Oak Real Property, together with a Report, dated July 9, 1999, prepared by Parsons, Behle & Latimer for Borrower with respect to the Grand Valley Real Property based in part on the Title Opinion dated June 30, 1995 issued by Pruitt, Gushee & Bachtell to Horizon with respect to the Horizon Real Property, and a Report, dated July 9, 1999, prepared by Parsons, Behle & Latimer for Borrower with respect to the Grand Valley Real


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

Property based in part on the Title Commitment dated June 8, 1999, issued by Abstract & Title Co. of Mesa County, Inc. to Borrower and a Title Memorandum prepared for Borrower by Mineral Land Services, Inc. with respect to the Grand Valley Real Property;

            (j) on or before August 6, 1999, Agent shall have received Collateral Access Agreements with respect to any of the premises of Borrower acquired, leased or subleased pursuant to the Kiscaden Purchase Agreements by Borrower from any owner or lessor (other than the Kiscaden Sellers), in each case, duly executed and delivered by such owner and lessor of such premises;

            (k) on or before July 16, 1999, Agent shall have received UCC, Federal and State tax lien searches against the Kiscaden Sellers in the following jurisdictions: Garfield and Mesa Counties in Colorado, Carbon and Emery Counties in Utah, Secretary of State and Pike County, Kentucky; and

            (l) on or before July 16, 1999, Agent shall have received the Due Diligence Report dated July 9, 1999, prepared by Parsons, Behle & Latimer for Borrower in connection with the acquisition of certain assets from the Kiscaden Sellers.

      6. CONDITIONS PRECEDENT. The effectiveness of the consents, waivers and other terms and conditions contained herein shall be subject to the receipt by Agent of each of the following, in form and substance satisfactory to Agent:

      6.1 evidence that the Kiscaden Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Kiscaden Purchase Agreements have been consummated prior to or contemporaneously with the execution of this Amendment;

      6.2 Collateral Access Agreements with respect to any of the premises of Borrower acquired, leased or subleased pursuant to the Kiscaden Purchase Agreements, by Borrower from any of the Kiscaden Sellers, in each case, duly executed and delivered by the Kiscaden Sellers as the owner and lessor of such premises;

      6.3 UCC, Federal and State tax lien and judgment lien searches against Kiscaden Sellers in the jurisdictions in which any of the Grand Valley Assets, Horizon Assets and White Oak Assets are located (except as those jurisdictions listed in Section 5.4(k) hereof);

      6.4 UCC-1 financing statements between Agent, as secured party and Borrower, as debtor with respect to the Collateral for filing in the appropriate government recording offices, as determined by Lender, in each case as duly authorized, executed and delivered by Borrower;


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

      6.5 a pay proceeds authorization letter, duly authorized, executed and delivered by Borrower providing for the authorization of Agent to remit certain proceeds of the Loans to First American;

      6.6 UCC-3 termination statements for each of the UCC-1 financing statements, filed of record, by and between each of the parties set forth on
Exhibit I hereof, as secured party and any of the Kiscaden Sellers, as the case may be, as debtor, duly authorized, executed and delivered by such secured parties;

      6.7 all releases, terminations and such other documents as Agent may request to evidence the termination and release by TBL of any interest in and to any of the Grand Valley Assets, duly authorized, executed and delivered by TBL, including but not limited to, (i) UCC terminations statements for all UCC financing statements previously filed by TBL, as secured party and Grand Valley, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secured debt by Grand Valley in favor of TBL, in form acceptable for recording in the appropriate government office;

      6.8 certificates issued by each of the Colorado Secretary of State and Utah Secretary of State indicating that Borrower is a foreign corporation duly qualified to conduct business in such State and is in good standing in each such State;

      6.9 environmental audits of the Grand Valley Real Property, Horizon Real Property and the White Oak Real Property, each dated June 1999 and conducted by EarthFax;

      6.10 the opinion letters of Borrower and opinion letters of counsel to the Kiscaden Sellers, each with respect to the Kiscaden Purchase Agreements, upon which Agent and Lenders are permitted to rely, and such other matters as Agent and/or Lenders may request; and

      6.11 an original of this Amendment, duly authorized, executed and delivered by Borrower.

      7. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrower to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).


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

      8. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by Borrower or to entitle Borrower to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

      9. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

      10. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

      11. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                    Very truly yours,

                                    LODESTAR ENERGY, INC.


                                    By: /s/ MICHAEL DONOHUE

                                    Title: CHIEF FINANCIAL OFFICER


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

                                    LODESTAR HOLDINGS, INC.


                                    By: /s/ MICHAEL DONOHUE

                                    Title: CHIEF FINANCIAL OFFICER


AGENT:

CONGRESS FINANCIAL CORPORATION, for
itself and as Agent


By: /s/ THOMAS A. MARTIN

Title: ASSISTANT VICE PRESIDENT


CO-AGENT:

THE CIT GROUP/BUSINESS CREDIT, INC., for itself and as Co-Agent


By: /s/ CHRISTOPHER HILL

Title: ASSISTANT VICE PRESIDENT


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